                               1,400,000 SHARES

                             THE MACERICH COMPANY

                                 COMMON STOCK

                            UNDERWRITING AGREEMENT

                                                                December 9, 1998

MORGAN STANLEY & CO. INCORPORATED
A.G. EDWARDS & SONS, INC.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Dear Sirs:

The Macerich Company, a Maryland corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") 1,400,000 shares of its common stock, par value $.01 per share (the "Firm Shares"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 210,000 shares of its common stock, par value $.01 per share (the "Additional Shares"), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

As used herein, the term "Properties" refers to the properties listed on
Schedule II hereto which represent, as of the date hereof, all the real property in which the Company, either directly or through its Subsidiaries (as defined herein) or through ownership of interests in any Joint Venture (as defined herein), owns an interest.

The Company wishes to confirm as follows its agreement with the Underwriters in connection with the purchase of the Shares by the Underwriters.

1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in conformity in all material respects with the provisions of the Securities Act of 1933, as amended, and the rules and regulations (the "Rules and Regulations") of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration No. 333-21157) under the Act (the "registration statement"), including a prospectus relating to the Shares; and an amendment thereto has been filed with the Commission,

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and such amendment has been similarly prepared.  Such registration statement and such amendment have become effective under the Act. The Company also has filed, or proposes to file, with the Commission pursuant to Rule 424(b) under the Act, a prospectus supplement relating to the offering of the Shares pursuant to Rule 415 of the Act.

The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it became effective, as supplemented or amended prior to the execution of this Agreement. The term "Prospectus" as used in this Agreement means the prospectus in the form first used to confirm sales of Shares (the "Base Prospectus") together with the prospectus supplement relating to the offering of the Shares under Rule 415 of the Act dated the date hereof in the form first filed with the Commission on or after the date hereof (the "Prospectus Supplement"). The term "Prepricing Prospectus Supplement" as used in this Agreement means the Base Prospectus together with any prospectus supplement subject to completion included in the registration statement as filed with the Commission pursuant to Rule 424(b) under the Act; and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, the Base Prospectus, any Prepricing Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus Supplement, the Prospectus, or any amendment or supplement thereto.

2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $24.345 a share (the "Purchase Price").

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 210,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in

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Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 30 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock unless such securities are not convertible into or exercisable or exchangeable for Common Stock within such 30-day period or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion or redemption of a security outstanding on the date hereof of which exercise, conversion or redemption the Underwriters have been advised in writing, (C) the offering or issuance of Common Stock or the granting of options to purchase shares of Common Stock pursuant to the Company's employee and director benefit plans or (D) the issuance of additional partnership units of the The Macerich Partnership, L.P. in connection with acquisitions of properties provided that such units are not convertible into Common Stock during such 30-day period.

3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as, in your judgment, it is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $25.625 a share (the "Public Offering Price").

4. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December 14, 1998, or at such other time on the same or such other date, not later than December 21, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date,

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in any event not later than January 18, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

The parties acknowledge and agree that the Shares shall be maintained in book entry only form. The Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., New York City time, on the business day prior to the Closing Date or the Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. AGREEMENTS OF THE COMPANY. The Company agrees with the Underwriters as follows:

(a) The Company will (i) prepare a Prospectus Supplement setting forth the number of Shares covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Shares are being issued, the names of the Underwriters and the number of Shares which each Underwriter has agreed to purchase, the price at which the Shares are to be purchased by the Underwriters from the Company and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Shares and file the Prospectus in a form approved by you pursuant to Rule 424(b) under the Act no later than the Commission's close of business on the second business day following the date of the determination of the offering price of the Shares;
(ii) during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not have been previously advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to Prospectus has been filed.

(b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus Supplement or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in the first sentence of paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which

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requires the making of any additions to or changes in the Registration
Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(c)  [Intentionally Deleted]

(d) Prior to the Closing Date, the Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

(e) The Company will use its best efforts to meet the requirements to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code") unless the Company's Board of Directors determines by resolution that it is in the best interests of the Company's stockholders not to so qualify.

(f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by the Underwriters or any dealer, the Company will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in the United States in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the reasonable opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and any dealers a reasonable number of copies thereof. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

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(g)  The Company will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by any dealers under the securities or Blue Sky laws of such jurisdictions in the United States as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(i) During the period of three years hereafter, the Company will furnish to you a copy of each report of the Company mailed to stockholders that is not available via the EDGAR System.

(j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than by notice given by you terminating this Agreement pursuant to Section 10 or Section 12 hereof, or by reason of your default) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including fees and expenses of your counsel) incurred by you in connection herewith, but the Company shall not in any event be liable to the Underwriters for damages on account of loss of anticipated profits from the sale by it of the Shares.

(k) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus Supplement.

(l) Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(m) The Company will use its best efforts to have the shares of Common Stock which it agrees to sell under this Agreement listed, subject to notice of issuance, on the New York Stock Exchange on or before the Closing Date.

6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriters that:

(a) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The registration statement in the form in which it became or

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becomes effective and also in such form as it may be when any posteffective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters through you expressly for use therein.

(b) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights. The Common Stock, the Series A Cumulative Convertible Redeemable Preferred Stock and the Series B Cumulative Convertible Redeemable Preferred Stock of the Company each conforms to the description thereof in the Registration Statement and the Prospectus.

(d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

(e) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed on Schedule III hereto. Each Subsidiary is a corporation, general partnership, limited partnership, or limited liability company, as the case may be, duly organized, validly existing and in good standing in the

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jurisdiction of its incorporation or organization, with full corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not, in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; except as set forth on Schedule III, all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable. All of the interests owned or held by the Company, directly or indirectly, in each of the Subsidiaries are free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for such as would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

(f) All of the joint ventures in which the Company or any Subsidiary owns any interest (the "Joint Ventures") are listed on Schedule III hereto. The Company's (or Subsidiary's, as the case may be) ownership interest in such Joint Venture is as set forth on Schedule III. To the knowledge of the Company, each of the Joint Ventures possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described or incorporated by reference in the Prospectus, and none of the Joint Ventures has received notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of unfavorable ruling or decision, would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; and, to the knowledge of the Company, each of the Joint Ventures has good and marketable fee simple title to all of its real property and marketable title to any improvements thereon and all other assets that are used in the operation of the Joint Venture's business, except where the failure to have such title would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

(g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

(h) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, or, of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the

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Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except where such violation or default does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

(i) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject except for such breaches or defaults under any agreement, indenture, lease or other instrument which would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

(j) PricewaterhouseCoopers LLP, KPMG Marwick LLP and Deloitte & Touche LLP, the accounting firms which have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accounting firms within the meaning of the Act and the Rules and Regulations.

(k) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed

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therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

(l) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(m) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries other than as a result of borrowings made by the Company under its credit facility in the ordinary course of business, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

(n) (i) The Company has good and marketable title to all of the properties (including the Properties listed as wholly owned by the Company or its affiliates on Schedule II hereto) and assets reflected in the financial statements (or as described in or incorporated by reference into the Registration Statement or Prospectus) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in or incorporated by reference into the Registration Statement or Prospectus) or which are not material in amount; (ii) the Company occupies its leased properties under valid and binding leases conforming, to the extent such leases are described therein, to the description thereof set forth in or incorporated by reference into the Registration Statement or Prospectus; (iii) no tenant of any of the Properties is in default under any of the leases pursuant to which any property is leased (and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) no person has an option to purchase all or part of any Property or any interest therein other than (x) rights with respect to certain Properties owned by the Joint Ventures in favor of the partners to such Joint Ventures pursuant to the agreements governing the Joint Ventures or (y) options which, if exercised, would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; (v) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties) and with all agreements between the Company and third parties relating to the ownership or use of any Property by the Company, except if and to the extent disclosed in the Registration Statement or the Prospectus and except for such failures to comply that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company and the Subsidiaries taken as a whole; (vi) there is in effect for the assets of the Company and the Properties insurance coverages that are commercially reasonable and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar assets, and the Company has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets; and (vii) the Company does not have any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on or access to the Properties, except for such proceedings or actions that would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

(o) The Company has title policies in effect or binding commitments from title insurance companies for the issuance of title insurance on each of the Properties, except where the failure to have such title insurance would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, as a whole.

(p) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

(q) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") and agreements with third parties relating to ownership or use of any Property by the Company as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except where the omission to have such permits and agreements would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and agreements and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit or agreement, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits or agreements contains any restriction that would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

(r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(t) The Company and each of the Subsidiaries have filed all federal, state and foreign tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where such failure to file or default in payment would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

(u) No holder of any security of the Company currently has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

(v) The Company and the Subsidiaries own or possess in the United States all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses and the Company is not aware of any claim to the contrary or any challenge by any other person in the United States or in any foreign jurisdiction to the rights of the Company and the Subsidiaries with respect to the foregoing which claim or challenge, if determined adversely to the Company, would have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

(w) Except as otherwise disclosed in the Prospectus, the Company has not authorized or conducted and does not have knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company, including the Properties (the "Real Property"), except where such non-compliance would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; to the knowledge of the Company, the Real Property and the Company's operations with respect to the Real Property are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), except where such non-compliance would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, and the Company has, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws, except where the failure to have or comply with such license, permit, registration or authorization would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. Except as otherwise disclosed in the Prospectus, the Company has not received any written notice from any governmental entity and to the knowledge of the Company there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company; alleges that the Company is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, ET SEQ., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, and arising under the Environmental Laws or common law principles, except for such claims, litigation or proceedings as would not be expected to have a material adverse effect on the condition (financial or other), business, properties net worth or results of the Company and the Subsidiaries, taken as a whole.

(x) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Code, and the Company's method of operation enables it to meet the requirements for taxation as a real estate investment trust under the Code.

(y) None of the Company nor any Subsidiary is or will become as a result of the transactions contemplated hereby, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

(z) The statements set forth in the Prospectus under the caption "Certain Federal Income Tax Considerations" and "Certain Federal Income Tax Considerations to Holders of Common Stock", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete.

7.   INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.
In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.
It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares; provided that, if the Underwriters with actual knowledge of (x) a default in a specific covenant, agreement or obligation to be performed by the Company under this Agreement or under any closing document, and/or (y) a breach of any specific representation or warranty of the Company made in this Agreement or any closing document, nonetheless elects to proceed to closing, then upon the consummation of the closing, the Underwriters shall be deemed to have waived such default and breach and shall have no claim against the Company with respect thereto, or any termination right hereunder; provided further that any such waiver shall not be deemed to be a waiver of any other default in any covenant, agreement or obligation to be performed by the Company under this Agreement or under any closing document of which the Underwriters do not have actual knowledge or any other breach of any representation or warranty of the Company made in this Agreement or any closing document of which the Underwriters do not have actual knowledge.

8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions:

(a) All filings required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

(b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; (ii) any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; or (iii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue in any material respect or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, have a material adverse effect on the market for the Shares.

(c) You shall have received on the Closing Date, an opinion of O'Melveny & Myers LLP, special counsel for the Company, dated the Closing Date and addressed to you substantially in the form of Annex A hereto. In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction, provided that (i) each such local counsel is acceptable to you, and (ii) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is, in form and substance satisfactory to them and their counsel.

(d) You shall have received on the Closing Date an opinion of Mayer, Brown & Platt, special counsel for the Underwriters, dated the Closing Date and addressed to you with respect to the matters referred to in clauses (vi) (as to due authorization and valid issuance), (xii), (xv) and the paragraph immediately following clause (xix) of Annex A hereto and such other related matters as you may request. In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction, provided that (1) each such local counsel is acceptable to you, and (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is, in form and substance satisfactory to them and their counsel.

(e) You shall have received letters addressed to you and dated the date hereof and the Closing Date from PricewaterhouseCoopers LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

(f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(f) and in Section 8(g) hereof.

(g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

(h) Prior to the Closing Date the Shares shall have been listed, subject to notice of issuance, on the New York Stock Exchange.

(i) The "lock-up" agreements, each substantially in the form of Annex B hereto, between you and Mace Siegel relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

Any certificate or document signed by any officer of the Company and delivered to you or to your counsel at the Closing shall be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, the Prospectus Supplement and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification); (vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; provided that, except as provided in this Section 9 and Section 5, you shall pay your own costs and expenses, including the costs and expenses of your counsel, any transfer taxes on the Shares which you may sell and the expenses of advertising any offering of the Shares made by you.

10. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. MISCELLANEOUS. Except as otherwise provided in Sections 5 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 401 Wilshire Boulevard, No. 700, Santa Monica, California 90401,
Attention: General Counsel; or (ii) if to you at 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement.
Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriters of any of the Shares in his status as such purchaser.

13. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.


Very truly yours,


THE MACERICH COMPANY


By: /s/ Thomas O'Hern
    -------------------------------
Name:  Thomas O'Hern
Title: Senior Vice President and
       Chief Financial Officer


Confirmed as of the date first
above mentioned.

MORGAN STANLEY & CO. INCORPORATED
A.G. EDWARDS & SONS, INC.

Acting severally on behalf
   of themselves and the
   several Underwriters named
   in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated


By: /s/ Stephanie Kaplan-Brody
    -------------------------------
    Name:
    Title: